SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                    FORM 8-K



                                 Current Report


                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



       Date of Report (date of earliest event reported) September 28, 2001


                       ADELPHIA COMMUNICATIONS CORPORATION
             (Exact name of registrant as specified in its charter)




     Delaware                        0-16014                  23-2417713
 (State or other           (Commission File Number)         (IRS Employer
 jurisdiction of                                          Identification No.)
  incorporation)



               One North Main Street - Coudersport, PA 16915-1141
               (Address of principal executive offices) (Zip Code)



        Registrant's telephone number, including area code (814) 274-9830





Item 5.  Other Events and Regulation FD Disclosure.

         The Registrant is filing certain exhibits under Item 7 hereof, which are with respect the closing of a $2.03 billion secured revolving/term credit facility, the announcement of which was previously made by press release dated September 28, 2001.



Item 7.  Financial Statements and Exhibits

10.01 Credit agreement dated as of September 28, 2001 among Olympus Cable Holdings. LLC, Adelphia Company of Western Connecticut, Highland Video Associates, L.P, Coudersport Television Cable Company, Adelphia Holdings 2001, LLC, and Bank of Montreal, as the Administrative Agent, and the other Agents and Lenders party thereto (Filed herewith).











                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 12, 2001                  ADELPHIA COMMUNICATIONS
CORPORATION  (Registrant)

                                           By:   /s/ Timothy J. Rigas
                                           ------------------------------------
                                           Timothy J. Rigas
                                           Executive Vice President, Treasurer
                                           and Chief Financial Officer





                                  EXHIBIT INDEX

Exhibit No.                        Description


10.01 Credit agreement dated as of September 28, 2001 among Olympus Cable Holdings. LLC, Adelphia Company of Western Connecticut, Highland Video Associates, L.P, Coudersport Television Cable Company, Adelphia Holdings 2001, LLC, and Bank of Montreal, as the Administrative Agent, and the other Agents and Lenders party thereto (Filed herewith).